Exhibit 99.1
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Intrado Inc. (“Intrado”), by West Corporation through a merger of a wholly-owned subsidiary of West Corporation with and into Intrado, with Intrado as the surviving entity (the “merger”) on April 4, 2006 using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited and unaudited historical consolidated financial statements and notes of West Corporation and Intrado.
The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 give effect to the acquisition as if it had occurred at the beginning of the periods presented. The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had occurred on March 31, 2006.
The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and assumptions that the management of West Corporation believes are reasonable. The pro forma adjustments are based on the information and assumptions available at the time of the merger. The purchase price allocation will be completed after the finalization of asset and liability valuations. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had been in effect on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. The unaudited pro forma combined condensed financial statements do not give effect to any potential cost savings or other operating efficiencies that may result from the transaction.

WEST CORPORATION
INTRADO INC.
PRO FORMA COMBINED CONDENSED BALANCE SHEET
MARCH 31, 2006
(UNAUDITED)
(AMOUNT IN THOUSANDS)

	West	Intrado	Pro forma		Pro forma
	Corporation	Inc.	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,297	$58,322	$—		$83,619
Trust cash	7,716	—	—		7,716
Accounts and notes receivable, net	248,756	11,929	—		260,685
Portfolio receivables, current portion	36,280	—	—		36,280
Other current assets	33,611	32,686	(7,196	) a	59,101

Total current assets	351,660	102,937	(7,196)		447,401

PROPERTY AND EQUIPMENT, NET	235,964	23,530	—		259,494
PORTFOLIO RECEIVABLES, NET OF CURRENT PORTION	60,443	—	—		60,443
GOODWILL	717,627	29,484	338,269	a, b	1,085,380
INTANGIBLES, net	133,209	2,590	60,628	b	196,427
SOFTWARE DEVELOPMENT COSTS, NET OF ACCUMULATED AMORTIZATION OF $16,359	—	14,682	—		14,682
OTHER ASSETS	34,392	3,820	(3,473	) a	34,739

TOTAL ASSETS	$1,533,295	$177,043	$388,228		$2,098,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$66,656	$4,794	$—		$71,450
Accrued expenses	121,171	7,571	67,213	b, c	195,955
Current maturities of portfolio notes payable	31,210	—	—		31,210
Income tax payable	24,357	1,606	—		25,963
Current portion of capital lease obligations	—	1,534	—		1,534
Deferred contract revenue	—	9,220	(5,359	) a	3,861

Total current liabilities	243,394	24,725	61,854		329,973

PORTFOLIO NOTES PAYABLE , less current maturities	14,758	—	—		14,758
LONG — TERM OBLIGATIONS, less current maturities	161,000	—	472,418	d	633,418
DEFERRED INCOME TAXES	35,795	—	4,798	a	40,593
OTHER LONG TERM LIABILITIES	36,126	1,767	(1,767	) a	36,126
DEFERRED CONTRACT REVENUE	—	8,259	(7,839	) a	420
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION	—	1,056	—		1,056

MINORITY INTEREST	10,551	—	—		10,551
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	703	18	(18)		703
Additional paid-in capital	290,893	174,048	(174,048)		290,893
Retained earnings	740,829	(32,579)	32,579		740,829
Accumulated other comprehensive income (loss)	(754)	(251)	251		(754)

Total stockholders’ equity	1,031,671	141,236	(141,236	) b	1,031,671

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,533,295	$177,043	$388,228		$2,098,566

          The accompanying notes are an integral part of these financial statements.

WEST CORPORATION
INTRADO INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	West	Intrado	Pro forma		Pro forma
	Corporation	Inc.	Adjustments		Combined
REVENUE	$1,523,923	$146,317	$—		$1,670,240
COST OF SERVICES	687,381	79,145	(35,480	) e	731,046
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	569,865	47,449	40,547	b, e	657,861

OPERATING INCOME	266,677	19,723	(5,067)		281,333

OTHER INCOME (EXPENSE):
Interest Income	1,499	1,330	—		2,829
Interest Expense	(15,358)	(485)	(26,968	) g	(42,811)
Other, net	678	—	—		678

Other income (expense)	(13,181)	845	(26,968)		(39,304)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTEREST	253,496	20,568	(32,035)		242,029

INCOME TAX EXPENSE	87,736	7,552	(11,853	) h	83,435

INCOME BEFORE DISCONTINUED OPERATIONS AND MINORITY INTEREST	165,760	13,016	(20,182)		158,594

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	—	83	—		83

MINORITY INTEREST IN NET INCOME	15,411	—	—		15,411

NET INCOME	$150,349	$12,933	$(20,182)		$143,100

EARNINGS PER COMMON SHARE:
Basic	$2.18				$2.08

Diluted	$2.11				$2.01

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic common shares	68,945				68,945
Dilutive impact of potential common shares from stock options	2,365				2,365

Diluted common shares	71,310				71,310

          The accompanying notes are an integral part of these financial statements.

WEST CORPORATION
INTRADO INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006
(UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	West	Intrado	Pro forma		Pro forma
	Corporation	Inc.	Adjustments		Combined
REVENUE	$424,738	$35,936	$—		$460,674
COST OF SERVICES	197,291	20,522	(9,778	) e	208,035
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	156,058	69,554	(42,278	) b, e, f	183,334

OPERATING INCOME	71,389	(54,140)	52,056		69,305

OTHER INCOME (EXPENSE):
Interest Income	339	595	—		934
Interest Expense	(4,221)	(475)	(6,743	) g	(11,439)
Other, net	217	(350)	—		(133)

Other income (expense)	(3,665)	(230)	(6,743)		(10,638)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTEREST	67,724	(54,370)	45,313		58,667

INCOME TAX EXPENSE (BENEFIT)	24,084	(17,386)	16,766	h	23,464

INCOME BEFORE DISCONTINUED OPERATIONS AND MINORITY INTEREST	43,640	(36,984)	28,547		35,203

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	—	7	—		7

MINORITY INTEREST IN NET INCOME	2,576	—	—		2,576

NET INCOME	$41,064	$(36,991)	$28,547		$32,620

EARNINGS PER COMMON SHARE:
Basic	$0.59				$0.47

Diluted	$0.57				$0.45

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic common shares	70,017				70,017
Dilutive impact of potential common shares from stock options	2,403				2,403

Diluted common shares	72,420				72,420

          The accompanying notes are an integral part of these financial statements.

WEST CORPORATION
INTRADO, INC.
(Dollars in Thousands Except Per Share Amounts)
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
On April 4, 2006, West Corporation acquired all of the issued and outstanding shares of common stock of Intrado Inc. (“Intrado”) for cash consideration of $538.6 million, including estimated transaction costs. The assets acquired and liabilities assumed will be assigned a portion of the purchase price equal to their respective fair market values at April 4, 2006. The unaudited pro forma combined condensed financial statements are based on the following:
1. The historical consolidated financial statements of West Corporation.
2. The historical consolidated financial statements of Intrado.
3. Intrado is a global provider of integrated data and telecommunications solutions. Intrado is North America’s foremost provider of 9-1-1 infrastructure systems and services, as well as innovative solutions for telecommunications providers and public safety organizations. Based in Longmont, Colorado, Intrado provides uninterrupted mission critical services to all major United States telecommunications providers. For more than twenty-five years, telecommunications providers, public safety organizations and government agencies have turned to Intrado for their communications needs. Intrado provides the core of the nation’s 9-1-1 network and delivers innovative solutions to communications service providers and public safety organizations, including complex data management, network transactions, wireless data services and notification services. The company’s unparalleled industry knowledge and experience reduce the effort, cost and time associated with providing reliable information for 9-1-1, safety and mobility applications.
4. West Corporation accounts for acquisitions in accordance with Financial Accounting Standards Board Statement No. 141, Business Combinations. We will allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The purchase price allocation will be completed after the finalization of asset and liability valuations is completed with the assistance of a third-party appraisal firm. A preliminary allocation is included in the pro forma balance sheet. Based on the net assets acquired on April 4, 2006, West Corporation’s management is estimating that goodwill resulting from the purchase transaction will be approximately $367.8 million. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions, are subject to change upon the finalization of the valuation of Intrados’ assets and liabilities.
The final valuation of identifiable intangible assets may change significantly from our preliminary estimates, which could result in a material change in the amortization of intangible assets.
5. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of West Corporation that would have been reported had the acquisitions, borrowings and notes issued been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of West Corporation. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that West Corporation may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of West Corporation and Intrado Inc. included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.
6. The pro forma adjustments to the balance sheet and statements of operations are as follows:
a.	A fair value adjustment to net assets acquired of $33,525 primarily to eliminate Intrado’s historical goodwill and intangible assets as well as certain deferred revenue and cost arrangements and the corresponding deferred taxes. In addition, $53,322 due to the holders of outstanding stock options, restricted stock units and long-term incentive plan stock shares of Intrado was paid on April 10, 2006 and is included as a proforma increase in accrued liabilities on March 31, 2006.
b.	The pro forma balance sheet adjustments reflect the effect of the acquisition accounted for as a purchase business combination assuming the acquisition occurred on March 31, 2006 are as follows:

(Amounts in Thousands)
Assets acquired:
Net assets acquired	$141,236
Fair value adjustments to net assets acquired	(33,525)
Goodwill	367,753
Other intangible assets	63,218

$538,682

Total consideration paid:
Incremental borrowings	$472,418
Outstanding stock options, restricted stock units and long-term incentive plan stock shares paid subsequent to closing	53,322
Estimated transaction costs	12,942

Adjusted purchase price	$538,682

Goodwill represents the excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets that we acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that we determine that the value of goodwill has become impaired, we will incur an impairment charge during the fiscal quarter in which such determination is made.
To eliminate Intrado’s historical goodwill and intangible assets and record the preliminary fair value.

(in thousands)	3/31/06 Balance	Preliminary Fair Value	Increase
Goodwill	$29,484	$367,753	$338,269
Intangible Assets	$2,590	$63,218	$60,628
The preliminary allocation of a portion of the purchase price to intangible assets, including customer relationships, trade names, non-competition agreements, patents, technology and software. Estimated useful lives for intangible assets were based on historical experience and our intended future use of the intangible assets. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed. Based on a preliminary estimate and the estimated remaining useful lives of the finite lived intangible assets, the preliminary annual and quarterly amortization expense would be $6.3 million and $1.6 million, respectively.
We believe if substantial changes occur in the purchase price allocation, they will likely relate to the valuation of intangible assets. However, we are unable to quantify the effect of these adjustments, if any, until the appraisal is finalized. The table below illustrates the effect of a 10% increase or decrease in identifiable intangible assets on the pro forma financial statements:

		Effect of a 10%	Effect of a 10%
	Estimated Pro-	increase in	decrease in intangible
(in thousands)	forma Values	intangible assets	assets
Intangible assets	$63,218	$69,540	$56,896
Annual amortization of intangible assets	$6,322	$6,954	$5,690
c.	The estimated acquisition related transaction costs are $12.9 million.

d.	The net change in our revolving credit facility to finance the acquisition.

e.	Reclassification of Intrado’s sales commission and operator labor expenses from selling, general and administrative expenses to cost of services and fixed phone expenses from cost of services to selling, general and administrative expenses to conform to West Corporation’s presentation.

f.	Based on the acquisition of Intrado’s common stock by West Corporation and the accelerated vesting of all outstanding stock options, restricted stock units, and long-term incentive plan stock shares due to a change in control Intrado recognized expense of $53.3 million for the three months ended March 31, 2006 based on the actual shares and sales price per share.

g.	Subsequent to closing, West Corporation used $44.7 million of cash on hand and increased the amount outstanding on the revolving bank credit facility to $481.0 million from $472.4 million to satisfy the $53.3 million obligation for the outstanding stock options, restricted stock units, and long-term incentive plan stock shares of Intrado.

	For the year ended	For the three months ended
Amounts in thousands	December 31, 2005	March 31, 2006
Interest expense on revolving facility @ 5.50%	$26,455	$6,614
Interest expense on unused revolving facility @ 0.08%	255	64
Amortization of debt issuance costs of $1,292	258	65

Interest expense adjustment	$26,968	$6,743

A 12.5 basis point change in the selected LIBOR rate on the new indebtedness would change annual interest expense by approximately $0.6 million.
West Corporation’s purchase of the common stock of Intrado was funded with borrowings from our revolving bank credit facility. This revolving bank credit facility has borrowing capacity of $800.0 million and matures on March 30, 2011. The facility bears interest at a variable rate over a selected LIBOR based on our leverage ratio. The commitment fee on the unused revolving credit facility at March 31, 2006, was 0.08%. The revolving bank facility bears interest at a minimum of 40 basis points over the selected LIBOR and a maximum of 87.5 basis points over the selected LIBOR. All of West Corporation’s obligations under the facility are unconditionally guaranteed by substantially all of our domestic subsidiaries. The facility contains various financial covenants, which include a consolidated leverage ratio of funded debt to adjusted earnings before interest, taxes, share based compensation, depreciation and amortization (“adjusted EBITDA”) which may not exceed 3.0 to 1.0 and a consolidated fixed charge coverage ratio of adjusted EBITDA to the sum of consolidated interest expense, scheduled funded debt payments, scheduled payments on acquisition earn-out obligations and income taxes paid, which must exceed 1.2 to 1.0.
h.	Change in income tax expense/benefit at an effective tax rate of 37% as a result of pro forma adjustments which affect taxable income.